Exhibit 99.1
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&L/ 713-529-6600

COPANO ENERGY REPORTS FOURTH QUARTER

AND YEAR END 2010 RESULTS

Total Distributable Cash Flow Increases 5% Over Third Quarter

HOUSTON, February 24, 2011 — Copano Energy, L.L.C. (NASDAQ:  CPNO) today announced its financial results for the three months and year ended December 31, 2010.
“During the quarter we benefited from improved NGL prices and achieved solid financial results, including strong margins in the Texas operating segment,” said R. Bruce Northcutt, Copano Energy’s President and Chief Executive Officer.  “Volume increases from the Eagle Ford Shale and north Barnett Shale Combo play also contributed to improving operating segment gross margin and Copano’s 98% distribution coverage for the quarter.”
“We continue to invest in the Eagle Ford Shale and have numerous initiatives underway that we expect will positively contribute to our earnings over the long-term.  We are creating significant value in the Eagle Ford region, and we remain focused on capitalizing on these opportunities to grow our company and benefit our unitholders,” Northcutt added.

Fourth Quarter Financial Results

Total distributable cash flow for the fourth quarter of 2010 increased 5% to $37.5 million from $35.7 million in the third quarter of 2010 and 7% from $35.0 million for the fourth quarter of 2009.  Fourth quarter 2010 total distributable cash flow represents 98% coverage of the fourth quarter distribution of $0.575 per unit, based on common units outstanding on the distribution record date.
Revenue for the fourth quarter of 2010 increased 5% to $260.7 million compared to $249.3 million for the fourth quarter of 2009.  Total segment gross margin was $61.5 million for the fourth quarter of 2010 compared to $57.9 million for the third quarter of 2010 and to $62.0 million for the fourth quarter of 2009, an increase of 6% and a decrease of 1%, respectively.

Adjusted EBITDA for the fourth quarter of 2010 was $43.8 million compared to $42.3 million for the third quarter of 2010 and to $46.6 million for the fourth quarter of 2009.  Non-cash amortization expense relating to the option component of Copano’s risk management portfolio, which is not added back in determining adjusted EBITDA, totaled $8.2 million for the fourth quarter of 2010, $8.2 million for the third quarter of 2010 and $9.2 million for the fourth quarter of 2009.
Net income decreased to $6.4 million for the fourth quarter of 2010 compared to net income of $7.5 million for the fourth quarter of 2009.  Net income for the fourth quarter of 2010 is prior to deducting in-kind distributions on Copano’s Series A convertible preferred units issued in July 2010.
Net loss to common units after deducting $7.7 million of in-kind preferred unit distributions totaled $1.3 million, or $0.02 per unit on a diluted basis, for the fourth quarter of 2010 compared to net income to common units of $7.5 million, or $0.13 per unit on a diluted basis, for the fourth quarter of 2009.  Weighted average diluted units outstanding totaled 65.8 million for the fourth quarter of 2010 as compared to 58.2 million for the same period in 2009.
Total distributable cash flow, total segment gross margin, adjusted EBITDA, and segment gross margin are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures at the end of this news release.

Fourth Quarter Operating Results by Segment

      Copano manages its business in three geographical operating segments:  Texas, which provides midstream natural gas services in Texas and also includes a processing plant in southwest Louisiana; Oklahoma, which provides midstream natural gas services in central and east Oklahoma; and the Rocky Mountains, which provides midstream natural gas services to producers in Wyoming’s Powder River Basin and includes managing member interests in Bighorn Gas Gathering, L.L.C. (Bighorn) of 51% and in Fort Union Gas Gathering, L.L.C. (Fort Union) of 37.04%.

Texas

Segment gross margin for Texas increased to $38.5 million for the fourth quarter of 2010 compared to $31.2 million for the third quarter of 2010 and $32.8 million for the fourth quarter of 2009, increases of 23% and 17%, respectively.  The 17% year-over-year increase resulted primarily from (i) an 8% increase in realized margins on service throughput compared to the fourth quarter of 2009 ($0.65 per MMBtu in 2010 compared to $0.60 per MMBtu in 2009) reflecting higher NGL prices, (ii) the impact of Copano’s fractionation facilities, which were placed in service in May 2010 and (iii) an increase of pipeline throughput associated with fee-based contracts in the Eagle Ford Shale and the north Barnett Shale Combo plays.  During the fourth quarter of 2010, weighted-average NGL prices on the Mt. Belvieu index, based on Copano’s product mix for the period, were $48.03 per barrel compared to $42.96 per barrel during the fourth quarter of 2009, an increase of 12%.  During the fourth quarter of 2010, natural gas prices on the Houston Ship Channel index averaged $3.78 per MMBtu compared to $4.16 per MMBtu during the fourth quarter of 2009, a decrease of 9%.
During the fourth quarter of 2010, the Texas segment provided gathering, transportation and processing services for an average of 648,941 MMBtu/d of natural gas compared to 576,224 MMBtu/d for the fourth quarter of 2009, an increase of 13%.  The Texas segment gathered an average of 351,269 MMBtu/d of natural gas, an increase of 30% over last year’s fourth quarter, primarily due to increased volumes from the Eagle Ford Shale and north Barnett Shale Combo plays.  Processed volumes increased 16% to an average of 574,616 MMBtu/d of natural gas at Copano’s plants and third-party plants.  NGL production increased 17% to an average of 21,388 Bbls/d at Copano’s plants and third-party plants, reflecting increased volumes behind Copano’s Saint Jo plant in the north Barnett Shale Combo Play.
Copano is currently working on numerous initiatives in the Texas segment that are primarily focused on building out operations in the Eagle Ford Shale.  These initiatives include, among others, the extension of the DK Pipeline, the construction of Eagle Ford Gathering’s 30-inch pipeline and crossover project, through its joint venture with Kinder Morgan, and the construction of the Liberty NGL Pipeline through its joint venture with a subsidiary of Energy Transfer Partners.  Copano will provide additional detail on its strategy for the Eagle Ford Shale during its fourth quarter 2010 financial results conference call.

Oklahoma

Segment gross margin for Oklahoma increased 7% to $24.5 million for the fourth quarter of 2010 compared to $23.0 million for the third quarter of 2010 and decreased 8% from $26.6 million for the fourth quarter of 2009.  The year-over-year decrease resulted primarily from a 14% decrease in realized margins on service throughput compared to the fourth quarter of 2009 ($1.00 per MMBtu in 2010 compared to $1.16 per MMBtu in 2009), primarily reflecting lower natural gas prices.  During the fourth quarter of 2010, weighted-average NGL prices on the Conway index, based on Copano’s product mix for the period, were $43.91 per barrel compared to $40.86 per barrel during the fourth quarter of 2009, an increase of 7%.  During the fourth quarter of 2010, natural gas prices on the CenterPoint East index averaged $3.53 per MMBtu compared to $4.01 per MMBtu during the fourth quarter of 2009, a decrease of 12%.

The Oklahoma segment gathered an average of 267,353 MMBtu/d of natural gas, processed an average of 154,257 MMBtu/d of natural gas and produced an average of 16,480 Bbls/d of NGLs at its own plants and third-party plants during the fourth quarter of 2010.  Compared to the fourth quarter of 2009, this represents a 7% increase in service throughput, a 3% decrease in plant inlet volumes and a 2% increase in NGL production.  The increase in service throughput is primarily attributable to increased drilling and production of lean gas in the Woodford Shale area near Copano’s Cyclone Mountain system, offset by normal production declines in rich gas areas.

Rocky Mountains

Segment gross margin for Rocky Mountains totaled $1.1 million in the fourth quarter of 2010 and 2009.  The Rocky Mountains segment results do not include the financial results and volumes associated with Copano’s interests in Bighorn and Fort Union, which are accounted for under the equity method of accounting and are shown in Copano’s financial statements under “Equity in earnings from unconsolidated affiliates.”  Average pipeline throughput for Bighorn and Fort Union on a combined basis decreased 8% to 886,568 MMBtu/d in the fourth quarter of 2010 as compared to 965,033 MMBtu/d in the fourth quarter of 2009, as low natural gas prices have continued to impact drilling activity for natural gas in the Rocky Mountains.

Corporate and Other

     Corporate and other gross margin includes Copano’s commodity risk management activities.  These activities contributed a loss of $2.6 million for the fourth quarter of 2010 compared to a gain of $2.6 million for the third quarter of 2010 and a gain of $1.4 million for the fourth quarter of 2009.  The loss for the fourth quarter of 2010 included $8.2 million of non-cash amortization expense relating to the option component of Copano’s risk management portfolio and $0.4 million of unrealized loss on undesignated economic hedges offset by $6.0 million of net cash settlements received for expired commodity derivative instruments.  The fourth quarter 2009 gain included $6.4 million of net cash settlements received for expired commodity derivative instruments and $4.2 million of unrealized mark-to-market gains on undesignated economic hedges offset by $9.2 million of non-cash amortization expense relating to the option component of Copano’s risk management portfolio.

Year-to-Date Financial Results

Revenue for 2010 increased 21% to $995.2 million compared to $820.0 million for 2009.  Total segment gross margin increased 4% to $227.4 million for 2010 from $219.5 million for 2009.  For 2010, total segment gross margin included a net gain of $0.6 million related to Copano’s risk management activities, consisting of $33.6 million of net cash settlements received on expired commodity derivative instruments offset by $32.4 million of noncash amortization expense relating to the option component of Copano’s risk management portfolio and $0.6 million of unrealized mark-to-market loss on undesignated economic hedges.  For 2009, total segment gross margin included a net gain of $35.9 million related to Copano’s risk management activities, consisting of $68.7 million of net cash settlements received on expired commodity derivative instruments and $4.1 million of unrealized mark-to-market gains on undesignated economic hedges, offset by $37.0 million of noncash amortization expense relating to the option component of Copano’s risk management portfolio.

Adjusted EBITDA decreased 3% to $161.5 million for 2010 compared to $167.3 million for 2009.  Total distributable cash flow increased 1% to $137.6 million for 2010 compared to $136.5 million for 2009.
Net loss, which is prior to deducting in-kind preferred unit distributions, totaled $8.7 million for 2010 compared to net income of $23.2 million for 2009.  The 2010 results include a non-cash impairment charge of $25.0 million related to Copano’s investment in its unconsolidated affiliate, Bighorn.

Net loss to common units after deducting $15.2 million of in-kind preferred unit distributions totaled $23.9 million, or $0.37 per unit on a diluted basis, for 2010 compared to net income to common units of $23.2 million, or $0.40 per unit on a diluted basis, for 2009.  Weighted average diluted units outstanding totaled 63.9 million for 2010 as compared to 58.0 million for 2009.

Cash Distributions

On January 12, 2011, Copano announced its fourth quarter 2010 cash distribution of $0.575 per unit, or $2.30 per unit on an annualized basis, for all of its outstanding common units.  This distribution is unchanged from the third quarter of 2010 and was paid on February 11, 2011 to common unitholders of record at the close of business on February 1, 2011.

Conference Call Information

Copano will hold a conference call to discuss its fourth quarter 2010 financial results, recent developments and Eagle Ford strategy on February 25, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).  To participate in the call, dial (480) 629-9722 and ask for the Copano call 10 minutes prior to the start time, or access it live over the internet at www.copanoenergy.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website, where presentation materials relating to Copano’s Eagle Ford strategy will be available.

A replay of the audio webcast will be available shortly after the call on Copano’s website.  A telephonic replay will be available through March 4, 2011 by calling (303) 590-3030 and using the pass code 4403410#.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of total distributable cash flow, total segment gross margin, adjusted EBITDA and segment gross margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.  Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), income (loss) from continuing operations, cash flows from operating activities or any other GAAP measure of liquidity or financial performance.  Copano uses non-GAAP financial measures to measure its core profitability, liquidity position and to assess the financial performance of its assets.  Copano believes that investors benefit from access to the same financial measures that its management uses in evaluating Copano’s core profitability, liquidity position and financial performance.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and eight natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.  For more information, please visit www.copanoenergy.com.

This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission.  Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements.  These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage.  These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following risks and uncertainties, many of which are beyond Copano’s control:  The volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production and producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s filings with the Securities and Exchange Commission.

– financial statements to follow –

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per unit information)
Revenue:
Natural gas sales	$88,894	$90,443	$381,453	$316,686
Natural gas liquids sales	137,861	135,270	490,980	406,662
Transportation, compression and processing fees	20,859	13,145	68,398	55,983
Condensate and other	13,129	10,396	54,333	40,715
Total revenue	260,743	249,254	995,164	820,046

Costs and expenses:
Cost of natural gas and natural gas liquids (1)	193,135	181,334	745,074	576,448
Transportation (1)	6,082	5,937	22,701	24,148
Operations and maintenance	15,150	12,713	53,487	51,477
Depreciation and amortization	16,570	15,904	62,572	56,975
General and administrative	9,036	10,265	40,347	39,511
Taxes other than income	1,068	1,383	4,726	3,732
Equity in loss (earnings) from unconsolidated affiliates	692	1,512	20,480	(4,600)
Total costs and expenses	241,733	229,048	949,387	747,691

Operating income	19,010	20,206	45,777	72,355

Other income (expense):
Interest and other income	19	83	78	1,202
Gain on retirement of unsecured debt	—	—	—	3,939
Interest and other financing costs	(12,366)	(13,947)	(53,605)	(55,836)
Income (loss) before income taxes and discontinued operations	6,663	6,342	(7,750)	21,660
Provision for income taxes	(271)	245	(931)	(794)
Income (loss) from continuing operations	6,392	6,587	(8,681)	20,866
Discontinued operations, net of tax	—	899	—	2,292
Net income (loss)	6,392	7,486	(8,681)	23,158
Preferred unit distributions	(7,688)	—	(15,188)	—
Net (loss) income to common units	$(1,296)	$7,486	$(23,869)	$23,158

Basic net (loss) income per common unit:
(Loss) income per common unit from continuing operations	$(0.02)	$0.12	$(0.37)	$0.39
Income per common unit from discontinued operations	0.00	0.02	0.00	0.04
Net (loss) income per common unit	$(0.02)	$0.14	$(0.37)	$0.43
Weighted average number of common units	65,815	54,601	63,854	54,395

Diluted net (loss) income per common unit:
(Loss) income per common unit from continuing operations	$(0.02)	$0.11	$(0.37)	$0.36
Income per common unit from discontinued operations	0.00	0.02	0.00	0.04
Net (loss) income per common unit	$(0.02)	$0.13	$(0.37)	$0.40
Weighted average number of common units	65,815	58,192	63,854	58,038
____________________________
(1) Exclusive of operations and maintenance and depreciation and amortization shown separately below.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009
	(In thousands)
Cash Flows From Operating Activities:
Net (loss) income	$(8,681)	$23,158
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	62,572	57,539
Amortization of debt issue costs	3,755	3,955
Equity in loss (earnings) from unconsolidated affiliates	20,480	(4,600)
Distributions from unconsolidated affiliates	22,416	20,931
Gain on retirement of unsecured debt	—	(3,939)
Non-cash gain on risk management activities, net	(984)	(6,879)
Equity-based compensation	9,311	8,455
Deferred tax provision	21	144
Other non-cash items	(504)	(816)
Changes in assets and liabilities:
Accounts receivable	(4,780)	5,545
Prepayments and other current assets	(242)	67
Risk management activities	13,345	30,155
Accounts payable	6,626	8,764
Other current liabilities	263	(1,161)
Net cash provided by operating activities	123,598	141,318

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(117,875)	(73,232)
Additions to intangible assets	(9,828)	(3,060)
Acquisitions	—	(2,840)
Investments in unconsolidated affiliates	(33,002)	(4,228)
Distributions from unconsolidated affiliates	3,539	8,753
Proceeds from the sale of assets	447	6,061
Other	(11)	(2,421)
Net cash used in investing activities	(156,730)	(70,967)

Cash Flows From Financing Activities:
Proceeds from long-term debt	100,000	70,000
Repayment of long-term debt	(360,000)	(20,000)
Retirement of unsecured debt	—	(14,286)
Deferred financing costs	(995)	—
Distributions to unitholders	(145,531)	(125,721)
Proceeds from issuance placement of Series A preferred units, net of underwriting discounts and commissions of $8,935	291,065	—
Proceeds from public offering of common units, net of underwriting discounts and commissions of $7,223	164,786	—
Equity offering costs	(6,395)	—
Proceeds from option exercises	5,440	664
Net cash provided by (used in) financing activities	48,370	(89,343)

Net increase (decrease) in cash and cash equivalents	15,238	(18,992)
Cash and cash equivalents, beginning of year	44,692	63,684
Cash and cash equivalents, end of year	$59,930	$44,692

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(In thousands, except unit information)
ASSETS
Current assets:
Cash and cash equivalents	$59,930	$44,692
Accounts receivable, net	96,662	91,156
Risk management assets	7,836	36,615
Prepayments and other current assets	5,179	4,937
Total current assets	169,607	177,400

Property, plant and equipment, net	912,157	841,323
Intangible assets, net	188,585	190,376
Investment in unconsolidated affiliates	604,304	618,503
Escrow cash	1,856	1,858
Risk management assets	11,943	15,381
Other assets, net	18,541	22,571
Total assets	$1,906,993	$1,867,412

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$117,706	$111,021
Accrued interest	10,621	11,921
Accrued tax liability	913	672
Risk management liabilities	9,357	9,671
Other current liabilities	14,495	9,358
Total current liabilities	153,092	142,643

Long-term debt (includes $546 and $628 bond premium as of December 31, 2010 and 2009, respectively)	592,736	852,818
Deferred tax provision	1,883	1,862
Risk management and other noncurrent liabilities	4,525	10,063

Members’ capital:
Series A convertible preferred units, no par value, 10,585,197 and 0 units issued and outstanding as of December 31, 2010 and 2009, respectively	285,172	—
Common units, no par value, 65,915,173 and 54,670,029 units issued and outstanding as of December 31, 2010 and 2009, respectively	1,161,652	879,504
Class D units, no par value, 0 and 3,245,817 units issued and outstanding as of December 31, 2010 and 2009, respectively	—	112,454
Paid-in capital	51,743	42,518
Accumulated deficit	(313,454)	(158,267)
Accumulated other comprehensive loss	(30,356)	(16,183)
	1,154,757	860,026
Total liabilities and members’ capital	$1,906,993	$1,867,412

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	($ in thousands)

Total segment gross margin(1) (2)	$61,526	$61,983	$227,389	$219,450
Operations and maintenance expenses(2)	15,150	12,713	53,487	51,477
Depreciation and amortization(2)	16,570	15,904	62,572	56,975
General and administrative expenses	9,036	10,265	40,347	39,511
Taxes other than income	1,068	1,383	4,726	3,732
Equity in loss (earnings) from unconsolidated affiliates(3) (4) (5) (6)	692	1,512	20,480	(4,600)
Operating income(2) (3)	19,010	20,206	45,777	72,355
Gain on retirement of unsecured debt	—	—	—	3,939
Interest and other financing costs, net	(12,347)	(13,864)	(53,527)	(54,634)
Provision for income taxes	(271)	245	(931)	(794)
Discontinued operations, net of tax	—	899	—	2,292
Net income (loss)	6,392	7,486	(8,681)	23,158
Preferred unit distributions	(7,688)	—	(15,188)	—
Net (loss) income to common units	$(1,296)	$7,486	$(23,869)	$23,158
Total segment gross margin:
Texas	$38,548	$32,845	$128,682	$103,620
Oklahoma(2)	24,511	26,628	93,617	76,686
Rocky Mountains(7)	1,098	1,110	4,440	3,254
Segment gross margin(2)	64,157	60,583	226,739	183,560
Corporate and other(8)	(2,631)	1,400	650	35,890
Total segment gross margin(1) (2)	$61,526	$61,983	$227,389	$219,450
Segment gross margin per unit:
Texas:
Service throughput ($/MMBtu)	$0.65	$0.60	$0.59	$0.46
Oklahoma:
Service throughput ($/MMBtu) (2)	$1.00	$1.16	$0.98	$0.80
Volumes:
Texas: (9)
Service throughput (MMBtu/d) (10)	648,941	576,224	595,641	619,615
Pipeline throughput (MMBtu/d)	351,269	271,061	328,967	290,627
Plant inlet volumes (MMBtu/d)	574,616	497,368	504,810	539,633
NGLs produced (Bbls/d)	21,388	18,292	18,718	17,959

Oklahoma: (11)
Service throughput (MMBtu/d) (10)	267,353	250,248	261,636	262,259
Plant inlet volumes (MMBtu/d)	154,257	159,713	156,181	163,474
NGLs produced (Bbls/d)	16,480	16,123	16,251	15,977

Capital expenditures:
Maintenance capital expenditures	$3,193	$1,796	$9,563	$9,728
Expansion capital expenditures	19,709	19,305	120,941	61,424
Total capital expenditures	$22,902	$21,101	$130,504	$71,152
Operations and maintenance expenses:
Texas	$8,391	$6,537	$29,236	$27,960
Oklahoma(2)	6,689	6,134	23,955	23,469
Rocky Mountains	70	42	296	48
Total operations and maintenance expenses(2)	$15,150	$12,713	$53,487	$51,477

      _______________________________
(1)
Total segment gross margin is a non-GAAP financial measure.  For a reconciliation of total segment gross margin to its most directly comparable GAAP measure of operating income (loss), please read “Non-GAAP Financial Measures.”

(2)
Excludes results attributable to Copano’s crude oil pipeline and related assets for the three and nine months ended September 30, 2009 as these amounts are shown under the caption “Discontinued operations, net of tax.”

(3)During the three months ended June 30, 2010, Copano recorded a $25 million non-cash impairment charge relating to our investment in Bighorn.  This non-cash impairment charge resulted from continued weakness in Rocky Mountains natural gas prices, lack of drilling activity in the Wyoming’s Powder River Basin and a downward shift in the Colorado Interstate Gas forward price curve.

(4)
Includes results and volumes associated with Copano’s interests in Bighorn and Fort Union.  Combined volumes gathered by Bighorn and Fort Union were 886,568 MMBtu/d and 965,033 MMBtu/d for the three months ended December 31, 2010 and 2009, respectively. Combined volumes gathered by Bighorn and Fort Union were 907,809 MMBtu/d and 975,785 MMBtu/d for the year ended December  31, 2010 and 2009, respectively.

(5)
Includes results and volumes associated with Copano’s interest in Southern Dome.  For the three months ended December 31, 2010, plant inlet volumes for Southern Dome averaged 10,969 MMBtu/d and NGLs produced averaged 397 Bbls/d.  For the three months ended December 31, 2009, plant inlet volumes for Southern Dome averaged 12,639 MMBtu/d and NGLs produced averaged 444 Bbls/d. For the year ended December 31, 2010, plant inlet volumes for Southern Dome averaged 12,522 MMBtu/d and NGLs produced averaged 449 Bbls/d.  For the year ended December 31, 2009, plant inlet volumes for Southern Dome averaged 13,137 MMBtu/d and NGLs produced averaged 478 Bbls/d.

(6)
Includes results and volumes associated with Copano’s interest in Webb Duval.  Gross volumes transported by Webb Duval, net of intercompany volumes, were 51,122 MMBtu/d and 66,764 MMBtu/d for the three months ended December 31, 2010 and 2009, respectively. Gross volumes transported by Webb Duval, net of intercompany volumes, were 54,879 MMBtu/d and 78,160 MMBtu/d for the year ended December 31, 2010 and 2009, respectively.

(7)
Rocky Mountains segment gross margin includes results from producer services, including volumes purchased for resale, volumes gathered under firm capacity gathering agreements with Fort Union and volumes transported using Copano’s firm capacity agreements with Wyoming Interstate Gas Company and compressor rental services provided to Bighorn.  Excludes results and volumes associated with Copano’s interests in Bighorn and Fort Union.

(8)	Corporate and other includes results attributable to Copano’s commodity risk management activities.

(9)
Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Texas segment at all plants, including plants owned by the Texas segment and plants owned by third parties.  Plant inlet volumes averaged 555,352 MMBtu/d and NGLs produced averaged 20,128 Bbls/d for the three months ended December 31, 2010 for plants owned by the Texas segment.  Plant inlet volumes averaged 489,894 MMBtu/d and NGLs produced averaged 17,718 Bbls/d for the three months ended December 31, 2009 for plants owned by the Texas segment.  Plant inlet volumes averaged 491,732 MMBtu/d and NGLs produced averaged 17,827 Bbls/d for the year ended December 31, 2010 for plants owned by the Texas segment.  Plant inlet volumes averaged 525,413 MMBtu/d and NGLs produced averaged 16,810 Bbls/d for the year ended December 31, 2009 for plants owned by the Texas segment.  Excludes volumes associated with Copano’s interest in Webb Duval.

(10)
“Service throughput” means the volume of natural gas delivered to Copano’s wholly owned processing plants by third-party pipelines plus Copano’s “pipeline throughput,” which is the volume of natural gas transported or gathered through Copano’s pipelines.

(11)
Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Oklahoma segment at all plants, including plants owned by the Oklahoma segment and plants owned by third parties.  For the three months ended December 31, 2010, plant inlet volumes averaged 117,658 MMBtu/d and NGLs produced averaged 13,317 Bbls/d for plants owned by the Oklahoma segment.  For the three months ended December 31, 2009, plant inlet volumes averaged 125,914 MMBtu/d and NGLs produced averaged 13,261 Bbls/d for plants owned by the Oklahoma segment.  For the year ended December 31, 2010, plant inlet volumes averaged 119,415 MMBtu/d and NGLs produced averaged 13,181 Bbls/d for plants owned by the Oklahoma segment.  For the year ended December 31, 2009, plant inlet volumes averaged 126,776 MMBtu/d and NGLs produced averaged 13,044 Bbls/d for plants owned by the Oklahoma segment.  Excludes volumes associated with Copano’s interest in Southern Dome.

Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measures of (i) total [Missing Graphic Reference]segment gross margin (which consists of the sum of individual segment gross margins and the results of risk management activities, which are included in corporate and other) to the GAAP financial measure of operating income (loss), (ii) EBITDA and adjusted EBITDA to the GAAP financial measures of net income (loss) and cash flows from operating activities and (iii) total distributable cash flow to the GAAP financial measure of net income (loss), for each of the periods indicated (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	($ in thousands)
Reconciliation of total segment gross margin to operating income (loss):
Operating income (loss)	$19,010	$20,206	$45,777	$72,355
Add: Operations and maintenance expenses	15,150	12,713	53,487	51,477
Depreciation and amortization	16,570	15,904	62,572	56,975
General and administrative expenses	9,036	10,265	40,347	39,511
Taxes other than income	1,068	1,383	4,726	3,732
Equity in loss (earnings) from unconsolidated affiliates	692	1,512	20,480	(4,600)
Total segment gross margin	$61,526	$61,983	$227,389	$219,450

Reconciliation of EBITDA and adjusted EBITDA to net income (loss):
Net income (loss)	$6,392	$7,486	$(8,681)	$23,158
Add: Depreciation and amortization(1)	16,570	15,911	62,572	57,539
Interest and other financing costs	12,366	13,947	53,605	55,836
Provision for income taxes	271	(245)	931	794
EBITDA	35,599	37,099	108,427	137,327
Add: Amortization of difference between the carried investment and the underlying equity in net assets of equity investments and impairment	4,418	4,808	43,126	19,203
Copano’s share of depreciation and amortization included in equity in earnings from unconsolidated affiliates	3,656	4,453	8,466	9,493
Copano’s share of interest and other financing costs incurred by equity method investments	147	210	1,452	1,303
Adjusted EBITDA	$43,820	$46,570	$161,471	$167,326

Reconciliation of EBITDA and adjusted EBITDA to cash flows from operating activities:
Cash flow provided by operating activities	$29,109	$40,569	$123,598	$141,318
Add: Cash paid for interest and other financing costs	11,384	13,052	49,850	51,881
Equity in (loss) earnings from unconsolidated affiliates	(692)	(1,512)	(20,480)	4,600
Distributions from unconsolidated affiliates	(5,417)	(2,598)	(22,416)	(20,931)
Risk management activities	(2,578)	(6,693)	(13,344)	(30,155)
Changes in working capital and other	3,793	(5,719)	(8,781)	(9,386)
EBITDA	35,599	37,099	108,427	137,327
Add: Amortization of difference between the carried investment and the underlying equity in net assets of equity investments and impairment	4,418	4,808	43,126	19,203
Copano’s share of depreciation and amortization included in equity in earnings from unconsolidated affiliates	3,656	4,453	8,466	9,493
Copano’s share of interest and other financing costs incurred by equity method investments	147	210	1,452	1,303
Adjusted EBITDA	$43,820	$46,570	$161,471	$167,326

Reconciliation of net income (loss) to total distributable cash flow:
Net income (loss)	$6,392	$7,486	$(8,681)	$23,158
Add: Depreciation and amortization(1)	16,570	15,911	62,572	57,539
Amortization of commodity derivative options	8,167	9,235	32,378	36,950
Amortization of debt issue costs	982	895	3,755	3,955
Equity-based compensation	2,539	1,652	10,388	8,252
Distributions from unconsolidated affiliates	6,401	8,160	25,955	29,684
Unrealized (gain) loss associated with line fill contributions and gas imbalances	(560)	(2,116)	1,538	(2,145)
Unrealized loss (gain) on derivatives	(429)	(5,437)	(984)	(6,879)
Deferred taxes and other	(35)	(469)	(280)	271
Less: Equity in loss (earnings) from unconsolidated affiliates	692	1,512	20,480	(4,600)
Maintenance capital expenditures	(3,193)	(1,796)	(9,563)	(9,728)
Total distributable cash flow(2)	$37,526	$35,033	$137,558	$136,457

Actual quarterly distribution (“AQD”)	$38,456,	$31,911
Total distributable cash flow coverage of AQD	98%	110%
________________________
(1) Includes depreciation and amortization related to the discontinued operations.
(2) Prior to any retained cash reserves established by Copano’s Board of Directors.